UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): March 20, 2007
ISOTIS, INC.
(Exact Name of Registrant as Specified in Charter)

Delaware	001-33272	20-5825634

(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)
2 Goodyear
Irvine, California 92618
(Address of Principal Executive Offices)(Zip Code)

(949) 595-8710
(Registrant’s telephone number, including area code)

Not Applicable
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐     Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐     Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐     Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐     Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02. Compensatory Arrangements of Certain Officers.
     On March 20, 2007, we entered into a separation and general release agreement (the “Separation Agreement”) with Alan Donze, our Senior Vice President of Sales, who is one of our named executive officers (which officers were determined by reference to our Form S-1, filed on January 29, 2007). We had previously entered into an employment agreement, dated as of January 31, 2007, as amended on February 22, 2007 (the “Employment Agreement”), with Mr. Donze.
     Pursuant to the terms of the Separation Agreement, effective April 5, 2007, Mr. Donze will resign from his position as Senior Vice President of Sales and the Employment Agreement shall terminate. Upon termination, in lieu of any further compensation, benefits or severance due under the Employment Agreement, we have agreed that Mr. Donze will retain the personal computer provided to him as part of his initial appointment and we will pay Mr. Donze the 2006 bonus, in the amount of $120,000, that he would have received on June 1, 2007 had he remained employed through that date. In exchange, Mr. Donze has executed a general release in favor of the Company.
     As used herein, the terms “we,” “us,” “our” and the “Company” refer to IsoTis, Inc.
     The foregoing description is qualified in its entirety by reference to the Separation Agreement, filed as Exhibit 10.1 to this Current Report on Form 8-K and incorporated by reference herein.
Item 9.01 Financial Statements and Exhibits.
     (c) Exhibits

Exhibits:	Description of Document

10.1	Separation Agreement, dates as of March 20, 2007, by and between the registrant and Alan Donze

SIGNATURES
     We have authorized the person whose signature appears below to sign this report on our behalf, in accordance with the Securities Exchange Act of 1934.

Date: March 23, 2007	ISOTIS, INC. (registrant)
	By:	/s/ Robert J. Morocco
Robert J.Morocco
Chief Financial Officer, Senior Vice President, Secretary & Treasurer

EXHIBIT INDEX

Exhibits:	Description of Document

10.1	Separation Agreement, dates as of March 20, 2007, by and between the registrant and Alan Donze